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                                                                    EXHIBIT 10.7



                        EMPLOYEE STOCK PURCHASE AGREEMENT

         This Agreement is made as of the 30th day of December, 1996, by and among UniPhy Healthcare, Inc., a Tennessee corporation (the "Corporation"), and Clifford G. Adlerz (the "Purchaser").

1.  PURCHASES OF SHARES

         1.1 Purchase. The Purchaser has purchased, and the Corporation has sold to the Purchaser, 150,000 shares of the Corporation's Common Stock (the "Purchased Shares") at a purchase price of $.0025 per share (the "Purchase Price").

         1.2 Legend. The certificates representing the Purchased Shares purchased hereunder shall be marked with appropriate legends indicating that such shares are subject to this Agreement and are restricted as provided herein.

         1.3 Other Agreements. The Purchaser and the Corporation acknowledge that they are parties to a Series A Preferred Stock Purchase Agreement, an Investors' Rights Agreement, a Right of First Refusal and Co-Sale Agreement and a Voting Agreement executed simultaneously herewith (collectively the "Related Agreements"), and the shares covered hereby shall also be held pursuant to the applicable terms of the Related Agreements.

2.  SECURITIES LAW COMPLIANCE

         2.1 Exemption from Registration. The Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and are being issued to Purchaser in reliance upon the exemption from such registration provided by Rule 701 of the Securities and Exchange Commission (the "Commission") for stock issuances under compensatory benefit arrangements such as this Agreement. Purchaser hereby acknowledges receipt of a copy of this Agreement.

         2.2 Restricted Securities. Purchaser hereby confirms that Purchaser has been informed that the Purchased Shares are "restricted securities" under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, Purchaser hereby acknowledges that Purchaser is prepared to hold the Purchased Shares for an indefinite period and that Purchaser is aware that Rule 144 of the Commission issued under the 1933 Act is not presently available to exempt the offer and sale by the Purchaser of the Purchased Shares from the registration requirements of the 1933 Act. Purchaser is aware of the adoption of Rule 144 by the Commission, promulgated under the Securities Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. Purchaser understands that under Rule 144, the conditions currently include, among other things: the availability of certain current public information about the issuer, the resale occurring not fewer than two years after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited "broker's transaction" and the amount of securities being sold during any three-month period not exceeding specified limitations. Purchaser acknowledges and understands that the Company may not satisfy the current public information requirement of



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Rule 144 at the time Purchaser wishes to sell the Purchased Shares or other conditions under Rule 144 which are required of the Company and Purchaser understands that Purchaser will thereby be precluded from selling the securities under Rule 144 even if the two-year holding period of said Rule has been satisfied. Prior to Purchaser's acquisition of the Purchased Shares, Purchaser represents and warrants that he acquired sufficient information about the Company to reach an informed knowledgeable decision to acquire the Purchased Shares. Purchaser has such knowledge and experience in financial and business matters as to make Purchaser capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision. Purchaser is able to bear the economic risk of the entire loss of the Purchaser's investment in the Purchased Stock.

3.  SPECIAL PROVISIONS

         3.1 Stockholder Rights. Until such time as the Corporation actually exercises its repurchase rights under this Agreement, Purchaser (or any successor in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Purchased Shares subject, however, to any applicable transfer restrictions.

         3.2 Section 83(b) Election. Purchaser understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the difference between the Purchase Price paid for the Purchased Shares and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at the time. For this purpose, the term "forfeiture restrictions" includes the right of the corporation to repurchase the Purchased Shares pursuant to its Repurchase Right under Article 4 of this Agreement. Purchaser understands that Purchaser may elect to be taxed at the time the Purchased Shares are acquired to the extent, if any, the fair market value of the Purchased Shares differs from the Purchase Price rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the code with the I.R.S. within thirty (30) days after the date of purchase hereunder. If the fair market value of the Purchased Shares at the date of purchase equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is available from the Company upon request. Purchaser understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Purchaser (in the event the fair market value of the Purchased Shares increases after the date of purchase) as the forfeiture restrictions lapse. PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER
SECTION 83(b), EVEN IF PURCHASER REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PURCHASER'S BEHALF. PURCHASER IS RELYING SOLELY ON PURCHASER'S ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b) ELECTION.

4.  REPURCHASE RIGHT

         4.1 Grant. The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60) day period following the date that (i) the Purchaser ceases for any reason to be an employee of the Corporation, other than Termination for Good


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Reason (as hereinafter defined), or (ii) the Purchaser engages in Competitive
Activity (as hereinafter defined) after the first anniversary of his Termination with Good Reason (or such longer period of time mutually agreed to by the parties), to repurchase at the Purchase Price all or (at the discretion of the Corporation) any portion of the Purchased Shares in which the Purchaser has not acquired a vested interest in accordance with the vesting provisions of Section
4.3 (such shares to be hereinafter called the "Unvested Shares"). For the purposes of the Section 4, "Termination with Good Reason" shall mean the termination by Purchaser of his employment with the Corporation pursuant to
Section 8(e), 8(f) or 8(g) of the Executive Employment Agreement between Purchaser and the Corporation of even date herewith (the "Employment Agreement") and "Competitive Activity" shall mean Purchaser's becoming an employee of or consultant to, or acquiring a controlling ownership interest in, any business enterprise that is "directly competitive" (as such term is defined in the Employment Agreement) with the Corporation. From and after the date of Competitive Activity, the Repurchase Right shall arise only with respect to Purchased Shares which remain Unvested Shares on the date of such Competitive Activity.

         4.2 Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Purchaser prior to the expiration of the applicable sixty (60) day period specified in Section 4.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty
(30) days after the date of notice. To the extent one or more certificates representing Unvested Shares may be held by the Purchaser, then Purchaser shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Corporation the certificates representing the Unvested Shares to be repurchased, each certificate to be properly endorsed for transfer. The Corporation shall, concurrently with the receipt of such stock certificates, pay to Purchaser in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the original Purchase Price for the Unvested Shares that are to be repurchased.

         4.3 Termination of the Repurchase Right.

                  (a) The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Section 4.2. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to any and all Purchased Shares in which the Purchaser vests in accordance with the schedule below. Accordingly, provided (i) the Purchaser continues to be an employee of the Corporation, or (ii) the Purchaser's termination constitutes Termination with Good Reason and, from and after the first anniversary of the date of such Termination with Good Reason, the Purchaser is not engaged in Competitive Activity, then the Purchaser shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the Purchased Shares in accordance with the following provisions:

                        (i) The Purchaser shall acquire a vested interest in, and no Repurchase Right shall attach to, twenty-five percent (25 %) of the Purchased Shares on the date hereof (the "Vesting Measurement Date").

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                        (ii) From and after the Vesting Measurement Date, the
Purchaser shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the remaining Purchased Shares in a series of thirty-six equal successive monthly installments.

                  (b) All Purchased Shares as to which the Repurchase Right lapses shall, however, continue to be subject to any rights of the Corporation or any other party under the Related Agreements or other agreements between the Corporation and the Purchaser and may continue to be subject to the resale restrictions under Rule 144 of the 1933 Act.

         4.4 Fractional Purchased Shares. No fractional shares shall be repurchased by the Corporation. Accordingly, should the Repurchase Right extend to a fractional share (in accordance with the vesting computation provisions of Section 4.3), then such fractional share shall be added to any fractional share in which the Purchaser is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

         4.5 Additional Purchased Shares or Substituted Securities. In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Purchased Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Corporation's capital structure; provided, however, that the aggregate Purchase Price for the shares subject to the Repurchase Right shall remain the same.

         4.6 Corporate Transaction. In the event of any of the following transactions (a "Corporate Transaction"): the sale, transfer or other disposition of all or substantially all of the assets of the Corporation, or any merger or consolidation of the Corporation with or into any other corporation or corporations in which the holders of shares of the Corporation's outstanding capital stock prior to such merger or consolidation own less than fifty percent (5Q %) of the outstanding capital stock of the surviving corporation following such merger or consolidation, then the Repurchase Right shall automatically lapse in its entirety, and the Purchaser shall acquire a vested interest in all the Purchased Shares upon the consummation of such Corporate Transaction.

         4.7 Transfer Restrictions on Unvested Shares. The Purchaser shall not transfer by sale, assignment, hypothecation, donation or otherwise any of the Stock or any interest therein subject to the Repurchase Right without the prior express written consent of the Corporation. The Corporation shall not be required (i) to transfer on its books any Purchased Shares which shall have been transferred in violation of any of the provisions set forth in this Agreement or
(ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.


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5.  GENERAL PROVISIONS

         5.1 Assignment. The Corporation may assign its Repurchase Rights under
Article 4 to the Shareholders of the Corporation on a pro-rata basis.

         5.2 Definitions. For purposes of this Agreement, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

                  (a) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (b) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         5.3 No Employment or Service Contract. Nothing in this Agreement shall confer upon the Purchaser any right to continue in the service of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining Purchaser) for any period of time or interfere with or restrict in any way the rights of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining Purchaser) or the Purchaser, which rights are hereby expressly reserved by each, to terminate the employment status of Purchaser at any time for any reason whatsoever, with or without cause.

         5.4 Notices. Any notice required in connection with (i) the Repurchase Right or (ii) the disposition of any Purchased Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days' advance written notice under this Section
5.4 to all other parties to this Agreement.

         5.5 No Waiver. The failure of the Corporation (or its assignees) in any instance to exercise the Repurchase Rights granted under Article 4 shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and the Purchaser. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

         5.6 Cancellation of Shares. If the Corporation (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such

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consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

6.  MISCELLANEOUS PROVISIONS

         6.1 Purchaser Undertaking. Purchaser hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Purchaser or the Purchased Shares pursuant to the express provisions of this Agreement.

         6.2 Agreement Is Entire Contract. This Agreement and the Related Agreements constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

         6.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee, as such laws are applied to contracts entered into and performed in such State.

         6.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         6.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Purchaser and the Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.


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         IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first indicated above.

                                  UNIPHY HEALTHCARE, INC.

                                  By:  /s/ Richard E. Francis, Jr.
                                       --------------------------------------
                                  Its: President and CEO
                                       --------------------------------------


                                  PURCHASER

                                  /s/ Clifford G. Adlerz
                                  -------------------------------------------
                                  Clifford G. Adlerz



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